Exhibit 99

MEDIA CONTACT:
Peggy A. Palter
(847) 286-8361

INVESTOR RELATIONS CONTACT:
Pam White
(847) 286-1468

FOR IMMEDIATE RELEASE:
July 18, 2002

SEARS REPORTS RECORD SECOND QUARTER 2002 EARNINGS
EPS $1.31 vs. Prior Year Comparable EPS of $0.96
Revises Guidance Upward for the Year
Announces Accounting Change

        HOFFMAN ESTATES, Ill. - Sears, Roebuck and Co. today reported record second quarter 2002 net income of $420 million, or $1.31 per share, a 36 percent per share increase over the prior year comparable second quarter of $0.96 per share. The increase is due to the continuing performance improvements in the company's retail and credit businesses.

        "Profits for the quarter showed solid increases across all segments," said Chairman and Chief Executive Officer Alan J. Lacy. "Margin rate improvements continue to benefit the retail businesses, while Credit and Financial Products results were driven by the growth of the Sears Gold MasterCard product and a favorable interest rate environment."

        "First half earnings exceeded our expectations," said Lacy. "As a result, we now expect 2002 full year comparable earnings per share to be approximately $5.15, a 22 percent increase over the prior year amount of $4.22." This outlook takes into account the negative impact on sales from the re-positioning and restructuring initiatives. Previous expectation was for full year comparable earnings per share to increase approximately 17 percent.

        Second quarter 2001 was affected by three non-comparable items, which consisted of a charge related to the adoption of a new accounting standard for receivables securitzations, a charge relating to HomeLife Corporation and a charge related to the exit of the skin care and color cosmetics business. These items resulted in a total pre-tax charge of $809 million, or $1.56 per share.

        Reported second quarter 2002 net income was $420 million or $1.31 per share, compared with a net loss of $197 million, or ($0.60) per share, in the second quarter of 2001.

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Sears/Add One

Retail and Related Services

        Retail and Related Services operating income, excluding non-comparable items, increased $87 million to $300 million from $213 million in the prior year. "Our Retail and Related Services segment continues to show improvement in profitability. These results demonstrate the benefits of our focus on gross margin rate expansion, expense control, and inventory management," said Lacy.

        Revenues for the second quarter of 2002 were $7.7 billion or 0.8 percent below last year's second quarter revenues of $7.8 billion. Sales increases by product repair services, dealer stores, direct to customer and commercial sales were more than offset by declines in revenue in the full-line stores. Sales declined in softlines as a result of lower apparel sales and exits from the custom window treatment and installed floor covering businesses, partially offset by increased hardline sales.

        Retail and Related Services gross margin rate improved by 30 basis points to 27.2 percent. Full-line hardlines and softlines businesses, and nearly all other retail formats, contributed to the margin improvement.

        Selling and administrative spending was 3.6 percent lower than second quarter 2001 due to expense decreases in full-line stores, partially offset by higher investment in The Great Indoors. Selling and administrative expenses were 21.0 percent of sales compared with 21.6 percent last year.

Credit and Financial Products

        Credit and Financial Products' operating income, excluding non-comparable items, increased by $67 million or 19.4 percent to $412 million as favorable funding costs and higher revenues offset higher provision and selling and administrative expenses.

        Second quarter domestic Credit and Financial Products revenues increased 3.5 percent from a year ago to $1.3 billion, due primarily to higher average receivable balances. Credit receivables at the end of the second quarter grew 8.8 percent over the prior year to $28.2 billion.

        Funding costs declined by $118 million or 32.3 percent from last year's quarter due to a favorable interest rate environment.

        The domestic provision for uncollectible accounts, on a comparable basis, increased by $43 million or 12.3 percent over last year's period, partially due to receivables growth. The net charge-off rate for the quarter decreased to 5.32 percent from 5.42 percent last year primarily due to decreased customer bankruptcy filings.

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Sears/Add Two

        Year-over-year delinquencies decreased 39 basis points from 7.26 percent to 6.87 percent, indicating stable portfolio quality. The domestic allowance for uncollectible accounts of $1.4 billion is 5.10 percent of ending credit receivables compared with 5.24 percent at the end of last quarter. These amounts reflect the change in accounting policy discussed below.

Sears Canada

        Sears Canada's operating income of $23 million compares with operating income of $11 million in last year's second quarter. The $12 million profit improvement is primarily related to gross margin rate expansion partially offset by decreased revenues. Sears Canada revenue decreased 0.5 percent to $1.0 billion in the second quarter of 2002, in part due to a 1.0 percent decline in the value of the Canadian dollar relative to the U.S. dollar.

Corporate and Other

        Segment operating loss for the quarter of $69 million was essentially flat with last year's operating loss of $71 million. Revenues from the home improvement services businesses included in the Corporate and Other segment decreased by 17.9 percent to $92 million primarily due to the sale of the Sears Termite and Pest Control business in the last half of 2001.

Change in Accounting Method

        The company announced a change in its accounting for the allowance for uncollectible accounts in the credit business. Sears historical allowance methodology provided for uncollectible principal and accrued finance charges on past due accounts. Sears has changed its allowance methodology to include current balances and accrued credit card fees in the methodology. The company believes that this change in its methodology moves it appropriately to a more conservative position in regard to its allowance for uncollectible accounts. As a result of the accounting change, the company recorded a cumulative effect, non-cash charge of $191 million as of the beginning of the fiscal 2002 year. The change did not impact second quarter 2002 results.

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Sears/Add Three

Forward-Looking Statements

        This release contains guidance on 2002 comparable earnings per share, which is a forward-looking statement based on assumptions about the future that are subject to risks and uncertainties, such as competitive conditions in retail; changes in consumer confidence and spending; changes in interest rates; delinquency and charge-off trends in the credit card receivables portfolio; continued consumer acceptance of the Sears Gold MasterCard Program; the successful execution of and customer reactions to Sears' Full-line store strategy and other performance improvement initiatives; Sears' ability to integrate and operate Lands' End successfully; anticipated cash flow; general economic conditions and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. While the company believes its forecasts and assumptions are reasonable, it cautions that actual results may differ materially. The company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available.

About Sears

        Sears, Roebuck and Co. is a broadline retailer with significant service and credit businesses. In 2001, the company's annual revenue was more than $41 billion. The company offers its wide range of apparel, home and automotive products and services to families in the U.S. through Sears stores nationwide, including approximately 870 full-line stores. Sears also offers a variety of merchandise and services through its Web site, www.sears.com. In June 2002, Sears acquired Lands' End, a direct merchant of traditionally styled, classic Lands' End clothing offered to customers around the world through regular mailings of its specialty catalogs and online at www.landsend.com. The company makes available by phone a recorded message on sales performance of its domestic stores. The message is updated weekly and can be heard by calling (847) 286-6111.

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SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME

	For the 13 Weeks Ended			For the 26 Weeks Ended
	June 29, 2002 and June 30, 2001			June 29, 2002 and June 30, 2001
(millions, except earnings per common share)	2002	2001	% Change	2002	2001	% Change

REVENUES
Merchandise sales and services	$ 8,753	$ 8,834	-0.9%	$ 16,400	$ 16,588	-1.1%
Credit and financial products revenues	1,389	1,349	3.0%	2,779	2,452	13.3%
Total revenues	10,142	10,183	-0.4%	19,179	19,040	0.7%

COSTS AND EXPENSES
Cost of sales, buying and occupancy	6,342	6,439	-1.5%	11,968	12,275	-2.5%
Selling and administrative	2,236	2,256	-0.9%	4,297	4,287	0.2%
Provision for uncollectible accounts	401	361	11.1%	782	552	41.7%
Provision for previously securitized receivables	-	522	-100.0%	-	522	-100.0%
Depreciation and amortization	221	225	-1.8%	431	440	-2.0%
Interest	276	404	-31.7%	568	716	-20.7%
Special charges and impairments	-	287	-	111	287	-61.3%
	9,476	10,494	-9.7%	18,157	19,079	-4.8%
Total costs and expenses
Operating income (loss)	666	(311)	-	1,022	(39)	-
Other income, net	10	7	-	88	8	-

Income (loss) before income taxes and
minority interest	676	(304)	-	1,110	(31)	-

Income taxes	(249)	112	-	(397)	14	-

Minority interest	(7)	(5)	-	25	(4)	-

Income (loss) before cumulative effect of accounting changes	420	(197)	-	738	(21)	-

Cumulative effect of change in accounting for allowance
for uncollectible accounts	-	-	-	(191)	-	-
Cumulative effect of change in accounting for goodwill	-	-	-	(208)	-	-

NET INCOME (LOSS)	$ 420	$ (197)	-	$ 339	$ (21)	-

EARNINGS PER COMMON SHARE

Basic
Earnings (loss) per share before cumulative
effect of a changes in accounting principle	$ 1.33	$ (0.60)	-	$ 2.33	$ (0.06)	-

Cumulative effect of changes in accounting	$ -	$ -	-	$ (1.26)	$ -	-

Earnings (loss) per share	$ 1.33	$ (0.60)	-	$ 1.07	$ (0.06)	-

Diluted
Earnings (loss) per share before cumulative
effect of a changes in accounting principle	$ 1.31	$ (0.60)	-	$ 2.29	$ (0.06)	-

Cumulative effect of changes in accounting	$ -	$ -	-	$ (1.24)	$ -	-

Earnings (loss) per share	$ 1.31	$ (0.60)	-	$ 1.05	$ (0.06)	-

Average common and dilutive common
equivalent shares outstanding	321.1	326.6		322.5	329.2

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)
	June 29,	June 30,	December 29,
	2002	2001	2001
Assets
Current Assets
Cash and cash equivalents	$ 1,019	$ 476	$ 1,064
Credit card receivables	29,812	27,615	29,321
Less allowance for uncollectible accounts	1,485	1,129	1,166
Net credit card receivables	28,327	26,486	28,155
Other receivables	635	628	658
Merchandise inventories	5,396	5,596	4,912
Prepaid expenses and deferred charges	617	585	458
Deferred income taxes	1,010	1,170	858
Total current assets	37,004	34,941	36,105

Property and equipment, net	6,797	6,604	6,824
Deferred income taxes	365	232	415
Goodwill	1,661	287	294
Other assets	2,578	990	973
Total assets	$46,744	$42,767	$ 44,317

Liabilities
Current liabilities
Short-term borrowings	$ 3,981	$ 3,326	$ 3,557
Current portion of long-term debt and capitalized lease obligations	4,325	3,243	3,157
Accounts payable and other liabilities	6,831	6,488	7,176
Unearned revenues	1,180	1,131	1,136
Other taxes	471	475	558
Total current liabilities	16,788	14,663	15,584

Long-term debt and capitalized lease obligations	20,348	18,870	18,921
Postretirement benefits	1,645	1,867	1,732
Minority interest and other liabilities	1,868	1,334	1,961
Total liabilities	40,649	36,734	38,198

Commitments and Contingent Liabilities

Shareholders' Equity
Common shares	323	323	323
Capital in excess of par value	3,516	3,523	3,500
Retained earnings	7,605	6,806	7,413
Treasury stock - at cost	(4,506)	(4,071)	(4,223)
Deferred ESOP expense	(48)	(77)	(63)
Accumulated other comprehensive loss	(795)	(471)	(831)
Total shareholders' equity	6,095	6,033	6,119
Total liabilities and shareholders' equity	$46,744	$42,767	$44,317

Total common shares outstanding	316.8	324.3	320.4

SEARS, ROEBUCK AND CO.

Segment Income Statements

(millions)

For the 13 Weeks Ended June 29, 2002 and June 30, 2001

	Excluding Non-Comparable Items and Securitization Income

	Retail & Related Services		Credit & Financial Products		Corporate & Other		Sears Canada		Total

	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
Merchandise sales and services	$ 7,699	$ 7,760		$ -	$ 92	$ 112	$ 962	$ 962	$ 8,753	$ 8,834
Credit and financial products revenues	-	-	1,321	1,276	-	-	68	73	1,389	1,349

Total Revenues	7,699	7,760	1,321	1,276	92	112	1,030	1,035	10,142	10,183

Costs and expenses
Cost of sales, buying and occupancy	5,602	5,674	-	-	35	46	705	719	6,342	6,439
Selling and administrative	1,616	1,677	264	212	110	122	246	245	2,236	2,256
Provision for uncollectible accounts	-	-	393	350	-	-	8	11	401	361
Provision for previously securitized receivables	-	-	-	-	-	-	-	-		-
Depreciation and amortization	176	185	5	4	16	15	24	21	221	225
Interest	5	11	247	365	-	-	24	28	276	404
Special charges and impairments	-	-	-	-	-	-	-	-	-	-
Total costs and expenses	7,399	7,547	909	931	161	183	1,007	1,024	9,476	9,685

Operating income (loss)	$ 300	$ 213	$ 412	$ 345	$ (69)	$ (71)	$ 23	$ 11	$ 666	$ 498

Net Income (loss) before cumulative effect of changes in accounting									$ 420	$ 316

Cumulative effect of changes in accounting									$ -	$ -

Net Income (loss)									$ 420	$ 316

EPS - Diluted									$ 1.31	$ 0.96

Average shares o/s

	Reconciling Items

	Securitization Impact		Non-comparable items		Consolidated GAAP

	2002	2001	2002	2001	2002	2001
Merchandise sales and services	$ -	$ -	$ -	$ -	$ 8,753	$ 8,834
Credit and financial products revenues	-	-	-	-	1,389	1,349

Total Revenues	-	-	-	-	10,142	10,183

Costs and expenses
Cost of sales, buying and occupancy	-	-	-	-	6,342	6,439
Selling and administrative	-	-	-	-	2,236	2,256
Provision for uncollectible accounts	-	-	-	-	401	361
Provision for previously securitized receivables		-	-	522	-	522
Depreciation and amortization	-	-	-	-	221	225
Interest	-	-	-	-	276	404
Special charges and impairments	-	-	-	287	-	287
Total costs and expenses	-	-	-	809	9,476	10,494

Operating income (loss)	$ -	$ -	$ -	$ (809)	$ 666	$ (311)

Net Income (loss) before cumulative effect of changes in accounting	$ -	$ -	$ -	$ (513)	$ 420	$ (197)

Cumulative effect of changes in accounting	$ -	$ -	$ -	$ -	$ -	$ -

Net Income (loss)	$ -	$ -	$ -	$ (513)	$ 420	$ (197)

EPS - Diluted	$ -	$ -	$ -	$ (1.56)	$ 1.31	$ (0.60)

Average shares o/s					321.1	326.6

For the 26 Weeks Ended June 29, 2002 and June 30, 2001

	Excluding Non-Comparable Items and Securitization Income

	Retail & Related Services		Credit & Financial Products		Corporate & Other		Sears Canada		Total

	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001

Merchandise sales and services	$ 14,467	$ 14,566	$ -	$ -	$ 150	$ 196	$ 1,783	$ 1,826	$ 16,400	$ 16,588
Credit and financial products revenues	-	-	2,639	2,576	-	-	140	151	2,779	2,727

Total Revenues	14,467	14,566	2,639	2,576	150	196	1,923	1,977	19,179	19,315

Costs and expenses
Cost of sales, buying and occupancy	10,607	10,827	-	-	56	83	1,305	1,365	11,968	12,275
Selling and administrative	3,128	3,207	492	406	204	222	473	491	4,297	4,326
Provision for uncollectible accounts	-	-	764	684	-	-	18	21	782	705
Provision for previously securitized receivables	-	-	-	-	-	-	-	-		-
Depreciation and amortization	344	361	10	9	28	29	49	41	431	440
Interest	1	14	518	767	-	-	49	58	568	839
Special charges and impairments	-	-	-	-	-	-	-	-	-	-
Total costs and expenses	14,080	14,409	1,784	1,866	288	334	1,894	1,976	18,046	18,585

Operating income (loss)	$ 387	$ 157	$ 855	$ 710	$ (138)	$ (138)	$ 29	$ 1	$ 1,133	$ 730

Net Income (loss) before cumulative effect of changes in accounting									$ 720	$ 466

Cumulative effect of changes in accounting									$ -	$ -

Net Income (loss)									$ 720	$ 466

EPS - Diluted									$ 2.23	$ 1.41

Average shares o/s

	Reconciling Items

	Securitization Impact		Non-comparable items		Consolidated GAAP

	2002	2001	2002	2001	2002	2001

Merchandise sales and services	$ -	$ -	$ -	$ -	$ 16,400	$ 16,588
Credit and financial products revenues	-	(275)	-	-	2,779	2,452

Total Revenues	-	(275)	-	-	19,179	19,040

Costs and expenses
Cost of sales, buying and occupancy	-	-	-	-	11,968	12,275
Selling and administrative	-	(39)	-	-	4,297	4,287
Provision for uncollectible accounts	-	(153)	-	-	782	552
Provision for previously securitized receivables		-	-	522	-	522
Depreciation and amortization	-	-	-	-	431	440
Interest	-	(123)	-	-	568	716
Special charges and impairments	-	-	111	287	111	287
Total costs and expenses	-	(315)	111	809	18,157	19,079

Operating income (loss)	$ -	$ 40	$ (111)	$ (809)	$ 1,022	$ (39)

Net Income (loss) before cumulative effect of changes in accounting	$ -	$ 26	$ 18	$ (513)	$ 738	$ (21)

Cumulative effect of changes in accounting	$ -	$ -	$ (399)	$ -	$ (399)	$ -

Net Income (loss)	$ -	$ 26	$ (381)	$ (513)	$ 339	$ (21)

EPS - Diluted	$ -	$ 0.08	$ (1.18)	$ (1.55)	$ 1.05	$ (0.06)

Average shares o/s					322.5	329.2

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - DOMESTIC CREDIT CARD RECEIVABLES, INVENTORY
STORE COUNT
(millions)

		Average Balance				Ending Balance
		For the 13 Weeks ended		For the 26 Weeks ended
		June 29, 2002 and June 30, 2001		June 29, 2002 and June 30, 2001		June 29,	June 30,
		2002	2001	2002	2001	2002	2001

	Sears Card credit card receivables	20,125	23,962	20,904	24,525	19,718	23,633
	Sears Gold MasterCard credit card receivables	7,488	1,869	6,608	1,616	8,528	2,333
	Managed domestic credit card receivables	$ 27,613	$ 25,831	$ 27,512	$ 26,141	$ 28,246	$ 25,966

		For the 13 Weeks ended		For the 26 Weeks ended
		June 29, 2002 and June 30, 2001		June 29, 2002 and June 30, 2001
	Domestic managed credit card receivables-	2002	2001	2002	2001
	Net interest margin:
	Portfolio yield	18.47%	19.12%	18.51%	19.09%
	Effective financing rate	3.55%	5.60%	3.74%	5.82%
	Net interest margin	14.92%	13.52%	14.77%	13.27%

	Domestic managed net charge-off rate	5.32%	5.42%	5.37%	5.23%

		2002		2001
		Jun. 29, 2002	Mar. 30, 2002	Dec. 29, 2001	Sep. 29, 2001	Jun. 30, 2001

	Domestic managed credit card receivables-
	Delinquency rate	6.87%	7.31%	7.58%	7.41%	7.26%

	Allowance for uncollectible accounts	$ 1,441	$ 1,415	$ 1,115	$ 1,089	$ 1,089

	Allowance % of domestic on-book credit
	card receivables	5.10%	5.24%	4.04%	4.15%	4.19%

		June 29,	June 30,
		2002	2001

Domestic inventories	-LIFO	$ 4,854	$ 4,944
	-FIFO	$ 5,469	$ 5,534

		For the 13 Weeks Ended		For the 26 Weeks Ended
		June 29, 2002 and June 30, 2001		June 29, 2002 and June 30, 2001

	Pretax LIFO charge	$ 12	$ 12	$ 24	$ 24

		December 29,			June 29,
	Domestic retail stores:	2001	Opened	Closed	2002
	Full-line stores	867	11	(8)	870
	Specialty formats	1,318	13	(36)	1,295
	Total	2,185	24	(44)	2,165

	Gross square feet	148.5	2.3	(1.1)	149.7